Exhibit 10.1

STRICTLY CONFIDENTIAL	Execution Version

SHAREHOLDER SUPPORT AGREEMENT

THIS SHAREHOLDER SUPPORT AGREEMENT, dated as of August 22, 2026 (the “Agreement”), by and among Starry Sea Acquisition Corp, a Cayman Islands exempted company (“Parent”), and the signatory parties herein, representing the shareholders set forth on Schedule I hereto (each, a “Holder” and collectively, the “Holders”) of SuperiorMed Holdings Limited, a Cayman Islands exempted company (the “Company”).

W I T N E S S E T H:

A.	WHEREAS, Parent, the Company, SuperiorMed Healthcare Group, a Cayman Islands exempted company and wholly-owned subsidiary of the Parent (the “Purchaser”), SuperiorMed Healthcare MergerCo, a Cayman Islands exempted company and wholly-owned subsidiary of the Purchaser (“Merger Sub”), SuperiorMed Capital Limited, a BVI business company organized under the Laws of the British Virgin Islands (“BVI”), and SuperiorMed Development Limited, a BVI business company also organized under the Laws of the British Virgin Islands (each, a “Principal Shareholder” and collectively, the “Principal Shareholders”), and Dale Li, an individual, as the representative of the Principal Shareholders (the “Principal Shareholders’ Representative”)], are entering into the Agreement and Plan of Merger of even date herewith (as the same may be amended or supplemented from time to time in accordance with the Merger Agreement, and subject to Section 3.2 hereof, the “Merger Agreement”), pursuant to which, among other things, (i) Parent will merge with and into the Purchaser (the “SPAC Merger”), with the Purchaser surviving the SPAC Merger as the SPAC surviving company, and (ii) immediately following the consummation of the SPAC Merger, Merger Sub will merge with and into the Company (the “Acquisition Merger” and, together with the SPAC Merger, the “Mergers”), with the Company surviving the Acquisition Merger as the surviving company and continuing its corporate existence under the laws of the Cayman Islands as a wholly owned subsidiary of Purchaser;

B.	WHEREAS, the Holders and their affiliates are the beneficial owners of ordinary shares, par value $0.0001 per share, of the Company (the “Company Shares”) (such Company Shares, the Holders’ and their affiliates’ “Existing Shares” and such Existing Shares, together with any additional capital stock of the Company beneficially owned or acquired by the Holders and their affiliates on or after the date hereof, the “Shares”);

C.	WHEREAS, as an inducement and a condition to Parent entering into the Merger Agreement, the Holders are entering into this Agreement with Parent; and

D.	WHEREAS, the board of directors of the Company has approved the Merger Agreement and the transactions contemplated thereby and has consented to the execution and delivery of this Agreement in connection therewith, understanding that the execution and delivery of this Agreement by the Holders is a material inducement and condition to Parent’s willingness to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
GENERAL

1.1 Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Article I or elsewhere in this Agreement.

STRICTLY CONFIDENTIAL	Execution Version

“Expiration Time” shall mean the earlier to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated in accordance with its terms, and (c) as to any Holder, the mutual written agreement of Parent, the Company and such Holder.

“Transfer” shall mean any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any contract, agreement, option or other arrangement or understanding with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, in each case directly or indirectly and voluntarily or involuntarily, of any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a person, excluding entry into this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby.

ARTICLE II
AGREEMENT TO CONSENT AND VOTE

2.1 Agreement to Deliver Written Consent. Prior to the Termination Date (as defined herein) and subject to Section 3.2, the Holders irrevocably and unconditionally agree that the Holders shall, promptly following the time at which the Registration Statement becomes effective under the Securities Act (and, in any event, within two (2) Business Days of such time), execute and deliver (or cause to be executed and delivered) the Shareholder Written Consent pursuant to the Company’s Amended and Restated Memorandum and Articles of Association covering all of the Shares approving the Merger, adopting the Merger Agreement and approving any other matters necessary for consummation of the transactions contemplated by the Merger Agreement, including the Merger (the “Transaction Matters”).

2.2 Agreement to Vote. Prior to the Termination Date and subject to Section 3.2, each Holder, severally and not jointly, irrevocably and unconditionally agrees that such Holder shall, at any meeting of the shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum and vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all Shares in favor of the Transaction Matters and against (a) any Alternative Transaction and (b) any and all other proposals or actions that would reasonably be expected to (x) impede, interfere with, delay, postpone or adversely affect the Transaction Matters, or (y) result in any of the closing conditions of the Company or Parent under the Merger Agreement not being satisfied, or otherwise result in a breach of any of the representations, warranties, covenants or other obligations or agreements of the Company or Parent under the Merger Agreement. Notwithstanding the foregoing, however, that such Holder shall not be required to vote or provide consent or take any other action, in each case to the extent any such vote, consent or other action would preclude SEC registration of Shares being issued to holders of Company Shares as contemplated by the Merger Agreement.

ARTICLE III
ADDITIONAL AGREEMENTS

3.1 Waiver of Appraisal Rights; Litigation. To the full extent permitted by law, each Holder hereby irrevocably and unconditionally waives, and agrees not to exercise, any rights of appraisal (including under Section 238 of the Cayman Islands Companies Act (as revised)), any dissenters’ rights and any similar rights relating to the Merger that the Holder may directly or indirectly have by virtue of the ownership of any Shares. Each Holder further agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Purchaser, Merger Sub, or the Company or any of their respective affiliates and each of their successors or directors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of the board of directors of the Company in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, and hereby irrevocably waives any claim or rights whatsoever with respect to any of the foregoing; provided that the foregoing shall not apply to any claim based on fraud or any breach committed prior to the termination of the Merger Agreement.

STRICTLY CONFIDENTIAL	Execution Version

3.2 Additional Shareholder Consent Required. If the Merger Agreement is amended prior to the Closing in a manner that both (i) requires the consent of the Holders under applicable Law or the Company’s Amended and Restated Memorandum and Articles of Association and (ii) materially and adversely affects a Holder, then, notwithstanding anything to the contrary in this Agreement, such affected Holder may withhold its consent or approval to such amendment or any Transaction Matters in its sole and absolute discretion.

3.3 Fiduciary Duties. Each Holder is entering into this Agreement solely in its capacity as the record or beneficial owner of the Shares. The taking of any actions (or failures to act) by the Holder’s designees serving as a director of the Company shall not be deemed to constitute a breach of this Agreement.

3.4 No Transfer of Shares. Until the Expiration Time, each Holder agrees not to (a) Transfer any Shares or (b) deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement). Notwithstanding the foregoing (a) if a Holder is an individual, such Holder may Transfer any such Shares (i) to any member of such Holder’s immediate family, or to a trust for the benefit of such Holder or any member of such Holder’s immediate family, the sole trustees of which are such Holder or any member of such Holder’s immediate family, (ii) by will, other testamentary document or under the laws of intestacy upon the death of such Holder, (iii) pursuant to a qualified domestic relations order or (iv) pursuant to a charitable gift or contribution, (b) if a Holder is an entity, such Holder may Transfer any Shares to any partner, member, or affiliate of such Holder in accordance with the terms of the Organizational Documents of the Company. A Holder may Transfer any Shares upon the consent of the Company; provided, that in each case such transferee of such Shares evidences in a writing, in form and substance reasonably satisfactory to Parent and the Company, such transferee’s agreement to be bound by and subject to all of the terms and provisions hereof to the same effect as such transferring Holder, prior and as a condition to the occurrence of such Transfer. Any Transfer or attempted Transfer of any Shares in violation of this Section 3.4 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

3.5 Additional Purchases. Until the Expiration Time, each Holder agrees that any Shares that such Holder purchases, that are issued to such Holder by the Company, that are otherwise hereinafter acquired by such Holder or with respect to which such Holder otherwise acquires sole or shared voting power (including by proxy or power of attorney) after the execution of this Agreement and prior to the Expiration Time, shall in each case be subject to the terms and conditions of this Agreement to the same extent as if they were Shares owned by such Holder as of the date hereof. Each of the Holders agrees, while this Agreement is in effect, to notify Parent and the Company promptly in writing (including by e-mail) of the number of any additional Shares acquired, or over which voting power is acquired, by such Holder, if any, after the date hereof.

3.6 No Challenges. Each Holder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement or any other agreement in connection with the Transactions.

3.7 Further Actions. Each Holder agrees, while this Agreement is in effect, not to take or omit to take, or agree to commit to take or omit to take, any action that would make any representation and warranty of such Holder contained in this Agreement inaccurate in any material respect. Each Holder further agrees that it shall use its reasonable best efforts to cooperate with Parent and the Company to effect the transactions contemplated hereby and the transactions, including to take or omit to take such actions, and execute such agreements, as may be reasonably requested by Parent or the Company in connection with the transactions contemplated hereby and the transactions or that are necessary to give further effect thereto.

3.8 Corporate Change. In the event of any equity dividend or distribution, or any change in the equity interests of the Company by reason of any equity dividend or distribution, equity split, recapitalization, combination, conversion, exchange of equity interests or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such equity dividends and distributions and any securities into which or for which any or all of the Shares may be changed, converted or exchanged or which are received in such transaction.

STRICTLY CONFIDENTIAL	Execution Version

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties. Each Holder hereby represents and warrants as follows:

(a) Ownership. The Holder has, with respect to the Existing Shares, and at all times during the term of this Agreement will continue to have, beneficial ownership of, good and valid title to and full and exclusive power to deliver written consents, vote, issue instructions with respect to the matters set forth in Article II, to agree to all of the matters set forth in this Agreement and to transfer the Shares. The Existing Shares are owned by Holder free and clear of any and all Liens, other than (i) those created by this Agreement or (ii) as may be set forth in the Organizational Documents of the Company. The Existing Shares constitute all of the Company Shares owned of record or beneficially by the Holder as of the date hereof. Other than this Agreement, there are no agreements or arrangements of any kind, contingent or otherwise, to which the Holder is a party presently obligating the Holder to transfer or cause to be transferred to any person any of the Shares, and no person presently has any contractual or other right or obligation to purchase or otherwise acquire any of the Shares. As of the date hereof, such Holder does not own any rights to purchase or acquire (i) any other equity securities of the Company or (ii) the power to vote any other voting securities of the Company.

(b) Organization; Authority. If the Holder is an entity, the Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. The Holder is not in violation of any of the provisions of the Holder’s certificate of limited partnership, partnership agreement or comparable organizational documents, as applicable. The Holder has full power and authority and is duly authorized to make, enter into and carry out the terms of this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by the Holder and (assuming due authorization, execution and delivery by Parent) constitutes a valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms, and no other action is necessary to authorize the execution and delivery by the Holder or the performance of the Holder’s obligations hereunder.

(c) No Violation. The execution, delivery and performance by the Holder of this Agreement will not (i) violate any provision of any statutory law; (ii) violate any order, judgment or decree applicable to the Holder or any of its affiliates; or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which the Holder or any of its affiliates is a party or any term or condition of its certificate of limited partnership, partnership agreement or comparable organizational documents, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Holder’s ability to satisfy its obligations hereunder.

(d) Consents and Approvals. The execution and delivery by the Holder of this Agreement does not, and the performance of the Holder’s obligations hereunder will not, require the Holder or any of its affiliates to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any person or governmental Authority, except such filings and authorizations as may be required under the Exchange Act and under the Holder’s organizational documents.

(e) Absence of Litigation. As of the date hereof, there is no Action pending or, to the knowledge of such Holder, threatened, against such Holder that would reasonably be expected to impair the ability of Holder to perform, enjoin or materially delay the performance of such Holder’s obligations hereunder or to consummate the transactions contemplated hereby.

(f) Absence of Other Voting Agreement. Except for this Agreement, such Holder has not: (a) entered into any voting agreement, voting trust or similar agreement with respect to any Company Shares or other equity securities of the Company owned by such Holder or (b) granted any proxy, consent or power of attorney with respect to any Company Shares or other equity securities of the Company owned by such Holder (other than as contemplated by this Agreement).

(g) Reliance by Parent. Such Holder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Holder’s execution and delivery of this Agreement.

STRICTLY CONFIDENTIAL	Execution Version

ARTICLE V
MISCELLANEOUS

5.1 Disclosure. Each Holder hereby authorizes the Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC and in the Registration Statement the Holder’s identity and ownership of the Shares and the nature of the Holder’s obligations under this Agreement.

5.2 Termination. This Agreement shall terminate at the earlier of (a) the date the Merger Agreement is terminated in accordance with its terms and (b) the date on which the Merger is consummated (the “Termination Date”). The termination of this Agreement shall not relieve any party from any liability arising in respect of any willful and material breach of this Agreement prior to such termination.

5.3 Amendment. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.

5.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

5.5 Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

5.6 Further Assurances. From time to time, at another Party’s request and without further consideration, each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

5.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or email, upon confirmation of receipt, (b) on the first (1st) business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to the Holder, please refer to the notice information as provided under Schedule I:

and

if to Parent:

Starry Sea Acquisition Corp

418 Broadway #7531

Albany, New York, 12207

Attn: Yan Liang

E-mail: heidiliang@starryseacorp.com

STRICTLY CONFIDENTIAL	Execution Version

With a copy (which shall not constitute notice) to:

Torres & Zheng at Law, P.C.

Attn: Nick L. Torres, Esq.

450 Seventh Avenue, Suite 2104

New York, NY 10123

ntorres@torresbusinesslaw.com

Tel: (917) 277-3479

5.8 Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge” of the Holder means the actual knowledge of the Holder or any officer of Holder, if applicable, and the “knowledge” of Parent means the actual knowledge of any of the officers of Parent after due inquiry. As used herein, (a) “business day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York, the Cayman Islands, the British Virgin Islands or the People’s Republic of China are authorized by Law or executive order to be closed, (b) the term “person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental Authority or other entity of any kind or nature, and (c) an “affiliate” of a specified person is any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, neither the Company nor any of its Subsidiaries shall be deemed to be a Subsidiary or affiliate of the Holder; provided, further, that, for the avoidance of doubt, any general partner of the Holder shall be deemed an affiliate the Holder; and provided, further, that an affiliate of the Holder shall include any investment fund, vehicle or holding company of which an affiliate serves as the general partner, managing member or discretionary manager or advisor; and provided, further, that, notwithstanding the foregoing, an affiliate of the Holder shall not include any portfolio company or other investment of the Holder or any affiliate of the Holder.

5.9 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

5.10 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

5.11 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

STRICTLY CONFIDENTIAL	Execution Version

5.12 Governing Law; Jurisdiction.

(a) This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law.

(b) All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any federal or state court located in the City of New York, in the State of New York. The parties hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party, and (b) agree not to commence any Action relating thereto except in the courts described above in New York, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby any claim (a) that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

5.13 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

5.14 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms of this Agreement, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the Holder’s obligation to deliver the Shareholder Written Consent), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

5.15 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

5.16 Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[Signature Page Follows]

STRICTLY CONFIDENTIAL	Execution Version

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

Parent:

STARRY SEA ACQUISITION CORP

By:	/s/ Yan Liang
	Name:	Yan Liang
	Title:	Chief Executive Officer

[Signature Page to the Company Shareholder Support Agreement]

STRICTLY CONFIDENTIAL	Execution Version

IN WITNESS WHEREOF, the party hereto, intending to be legally bound hereby, has executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

Holders:

SuperiorMed Development Limited

By:	/s/ Dale Li
	Name:	Dale Li
	Title:	Director

[Signature Page to the Company Shareholder Support Agreement]

STRICTLY CONFIDENTIAL	Execution Version

IN WITNESS WHEREOF, the party hereto, intending to be legally bound hereby, has executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

Holders:

SuperiorMed Capital Limited

By:	/s/ Christopher Robin Axelsson
	Name:	Christopher Robin Axelsson
	Title:	Director

[Signature Page to the Company Shareholder Support Agreement]

STRICTLY CONFIDENTIAL	Execution Version

SCHEDULE I

NAME OF SHAREHOLDER	NUMBER OF COMPANY VOTING SHARES	ADDRESS FOR NOTICES
SuperiorMed Capital Limited	10	[Redacted]
SuperiorMed Development Limited	90	[Redacted]

[Schedule I to the Company Shareholder Support Agreement]

Sch. I-1